EXHIBIT 10.8

                        AGREEMENT FOR CONSULTING SERVICES


     THIS CONSULTING AGREEMENT is entered into and effective as of May 10, 2000 by and between DARIN RUEBEL referred to as the "Consultant" whose address is 3509 Lexington Ave, Dallas, TX 75205, and INCUBATE THIS!, a Colorado Corporation referred to as the "Company" having an office at 265 Sunrise Avenue, Suite 204, Palm Beach, Florida 33480.

     Whereas, the Company desires to engage the services of Consultant in order to provide investor relations services for the Company;

     Whereas, Consultant desires to perform such services on behalf of the Company; and

     Whereas, the parties desire to set forth the terms and conditions of such consulting arrangement:

     Now therefore, in consideration of the mutual promises contained herein and intending to be legally bound hereby, the parties agree as follows:

     1. Retain CONSULTANT as INVESTOR RELATIONS REPRESENTATIVE. Incubate hereby retains CONSULTANT to serve as its investor relations representative until removed by the Board or until CONSULTANT resigns.

     2. Duties. CONSULTANT shall perform those functions generally performed by persons of such title and position, shall perform any and all related duties and shall have any and all powers as may be prescribed by resolution of the Advisory Board, and shall be available to confer and consult with and advise the officers and directors of Incubate at such times that may be required by Incubate.

     3. Expenses. CONSULTANT shall submit to Incubate reasonably detailed receipts with respect thereto which substantiate RUEBELis expenses, including expenses to attend all advisory board meetings and Incubate shall reimburse RUEBEL for all reasonable documented expenses.

     4. Termination: Notwithstanding the foregoing, this Agreement may be terminated by the Company:

          a. Termination by Incubate

     (i) Incubate may terminate this Agreement immediately for Cause. For purposes hereof, "Cause" shall mean (A) the conviction of CONSULTANT for the commission of a felony against the Incubate; and/or (B) the habitual abuse of alcohol or controlled substances. In no event shall alleged incompetence of CONSULTANT in the performance of CONSULTANT's duties be deemed grounds for termination for Cause.

     (ii) This agreement automatically shall terminate upon the death of CONSULTANT, except that CONSULTANT's estate shall be entitled to receive any amount accrued under Section 3 for the period prior to CONSULTANT's death and any other amount to which CONSULTANT was entitled of the time at his death.


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     5. Secrecy. At no time shall CONSULTANT disclose to anyone any confidential or secret information (not already constituting information available to the public) concerning (a) internal affairs or proprietary business operations of Incubate or its affiliates or (b) any trade secrets, new product developments, patents, programs or programming, especially unique processes or methods.

     6. Indemnification: Company shall indemnify Consultant against all losses, damages, or expenses (including reasonable attorney's fees and costs) caused by any actions by the Company.

     7. Compensation: The Consultant in consideration of the services to be provided pursuant to this Agreement, shall be paid:

     (a) $750 cash per month; AND

     (b) Issued 100,000 common shares in accordance to Section 7(i) and 7(ii). The shares shall be deemed fully vested upon issuance as outlined in section 7(i).

     (i) Issuance of Shares: Subject to Section 4, the shares shall be released to th Consultant in accordance with the following schedule:

     No. Shares          Consultant          Issuance Date

1.   50,000              DARIN RUEBEL        May 15, 2000
2.   50,000              DARIN RUEBEL        May 15, 2001

     (ii) Registration of Shares: Provided the Company is subject to the rules and regulations of the Securities Exchange Act of 1934, as amended, the Company shall register the Shares as pursuant to an S-8 Registration Statement which is anticipated to be filed within 90 days from the signing herein.

     8. Arbitration. Any controversies between INCUBATE THIS and CONSULTANT involving the construction or application of any of the terms, provisions or conditions of this Agreement shall on the written request of either party served on the other be submitted to arbitration. Such arbitration shall comply with and be governed by the rules of the American Arbitration Association. An arbitration demand must be made within one (1) year of the date on which the party demanding arbitration first had notice of the existence of the claim to be arbitrated, or the right to arbitration along with such claim shall be considered to have been waived. An arbitrator shall be selected according to the procedures of the American Arbitration Association. The cost of arbitration shall be borne by the losing party unless the arbitrator shall determine otherwise. The arbitrator shall have no authority to add to, subtract from or otherwise modify the provisions of this Agreement, or to award punitive damages to either party.



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     9.  Attorneys'  Fees  and  Costs.  If any  action  at law or in  equity  is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which he may be entitled.

     10. Cooperation of Parties: The parties further agree that they will do all things reasonably necessary to accomplish and facilitate the purpose of this Agreement and that they will sign and execute any and all documents necessary to bring about and perfect the purposes of this Agreement;

     11. Interpretation of Agreement: The parties agree that should any provision of the Agreement be found to be ambiguous shall not be resolved by construing such provisions or any part of or the entire Agreement in favor of or against any party herein, but rather by construing the terms of this Agreement fairly and reasonable in accordance with their generally accepted meaning.


     12. Modification of Agreement: This Agreement may be amended or modified in any way at any time by an instrument in writing stating the manner in which it is amended or modified and signed by each of the parties hereto. Any such writing amending or modifying this Agreement shall be attached to and kept with this Agreement.

     13. Assignment: No party to this Agreement may assign this Agreement or its rights or obligations herein without the written consent of the other party.

     14. Waiver: No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

     15. Governing Law. This Agreement and all the amendments hereof, and waivers and consents with respect thereto shall be governed by the internal laws of the State of Florida, without regard to the conflicts of laws principles thereof.


     16. Notices. All notices, responses, demands or other communications under this Agreement shall be in writing and shall be deemed to have been given when

          (a).  delivered  by hand;
          (b). sent be telex or telefax, (with receipt confirmed), provided that a copy is mailed by registered or certified mail, return receipt requested; or
          (c). received by the addressee as sent by express delivery service (receipt requested) in each case to the appropriate addresses, telex numbers and telefax numbers as the party may designate to itself by notice to the other parties:


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
(i) if to Incubate: INCUBATE THIS! INC.         Copy to: Donald F. Mintmire,Esq.
                    Attn: Sharone Perlstein              Mintmire & Associates
                    265 Sunrise Avenue, Suite 204        265 Sunrise Avenue, Suite 204
                    Palm Beach, Florida 33480            Palm Beach, FL 33480
                    Telefax: (561) 659-5371              Telefax: (561) 659-5371
                    Telephone:(561) 832-5696             Telephone: (561) 832-5696

(ii)if to RUEBEL:   Darin S. Ruebel
                    3509 Lexington Ave.
                    Dallas, TX 75205
                    Telefax: (214) 853-5494
                    Telephone: (214) 528-2392





     17. Entire Agreement: This Agreement constitutes the entire Agreement and understanding of the parties hereto with respect to the matters herein set forth, and all prior negotiations, writings and understandings relating to the subject matter of this Agreement are merged herein and are superseded and canceled by this Agreement.

     18. Counterparts: This Agreement may be signed in one or more counterparts.

ATTEST:                                      INCUBATE THIS! INC.


By:                                          By: /s/ Sharone Perlstein
--------------------------                   -------------------------
                                             Sharone Perlstein
                                             President

DATED:                                       DARIN RUEBEL

By:                                          By: /s/Richard I. Anslow
--------------------------                   -------------------------
                                             "CONSULTANT"